Exhibit 10.4
LIST OF SIGNATORIES TO INDEMNITY AGREEMENT
     The following is a list of the executive officers and directors of IXYS Corporation who are signatories to the form of Indemnity Agreement attached to the Annual Report on Form 10-K for the fiscal year ended March 31, 2008 as Exhibit 10.3:
Donald L. Feucht
Peter H. Ingram
Samuel Kory
S. Joon Lee
Timothy A. Richardson
Uzi Sasson
James M. Thorburn
Nathan Zommer